                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------


       Date of Report (Date of earliest event reported): DECEMBER 17, 1998



                           BROOKTROUT TECHNOLOGY, INC.
               (Exact name of Registrant as specified in charter)



         MASSACHUSETTS                  0-20698                  04-2814792
         -------------                  -------                  ----------
(State or other jurisdiction    (Commission file number)        (IRS employer
       of incorporation)                                     identification no.)


                       410 FIRST AVENUE, NEEDHAM, MA 02494
                       -----------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (781) 449-4100
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OF ASSETS

      On December 17, 1998, Brooktrout Technology, Inc. (the "Registrant") acquired substantially all of the computer telephony business (the "CTP Business"), and assumed certain specified liabilities, of Octel Communications Corporation, a Delaware corporation, a subsidiary of Lucent Technologies Inc., for $29.4 million in cash (the "Acquisition").


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Statements of Business Acquired.

            Statements of Net Assets Acquired (predecessor cost basis) as of September 30, 1998 and 1997, and the related Statements of Net Sales, Cost of Sales and Certain Direct Operating Expenses for each of the three years in the period ended September 30, 1998 of the CTP Business.

      (b)   Pro Forma Financial Information.

            Pro Forma Condensed Consolidated Income Statements for the year ended December 31, 1997 and the nine months ended September 30, l998 and a Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998.

      (c)   Exhibits.

            23.1    Consent of Deloitte & Touche LLP

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized

                                     BROOKTROUT TECHNOLOGY, INC.



Dated: March 2, 1999                 By:/s/ Robert C. Leahy
                                        ---------------------------------------
                                            Robert C. Leahy
                                            Vice President

INDEPENDENT AUDITORS' REPORT

To Brooktrout Technology, Inc.:

We have audited the accompanying statements (predecessor cost basis) of net assets acquired of Lucent Computer Telephony Products Group ("CTP"), a business unit of Octel Communications Corporation, as of September 30, 1998 and 1997, and the related statements of net sales, cost of sales and certain direct operating expenses for each of the three years in the period ended September 30, 1998. These financial statements are the responsibility of CTP's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for inclusion in a Form 8-K/A of Brooktrout Technology, Inc. on the predecessor cost basis as described in Note 1 and are not intended to be a complete presentation of CTP's financial position, results of operations and cash flows. As described in Note 1, the statements do not include any push down of the purchase price allocation related to the acquisition of Octel Communications Corporation by Lucent Technologies Inc. and exclude amounts allocated to the Company by Octel for general business and administrative efforts and certain other expenses.

In our opinion, the statements referred to above present fairly, in all material respects, the net assets acquired of CTP as of September 30, 1998 and 1997, and the related net sales, cost of sales and certain direct operating expenses for each of the three years in the period ended September 30, 1998, on the predecessor cost basis as described in Note 1 in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP
-------------------------
San Jose, California
February 26, 1999

LUCENT COMPUTER TELEPHONY PRODUCTS GROUP
(A BUSINESS UNIT OF OCTEL COMMUNICATIONS CORPORATION)

STATEMENTS OF NET ASSETS ACQUIRED (PREDECESSOR COST BASIS)
SEPTEMBER 30, 1998 AND 1997 (IN THOUSANDS)
------------------------------------------------------------------------------------------------
                                                                            1998         1997
ASSETS

CURRENT  ASSETS:
  Accounts receivable, net of allowance of $405 and $330 in
    1998 and 1997, respectively                                            $4,312       $3,887
  Inventories                                                               2,623        2,018
  Other current assets                                                        212          292
                                                                           ------       ------
           Total current assets                                             7,147        6,197

PROPERTY  AND  EQUIPMENT,  Net                                              1,487        1,978
                                                                           ------       ------
TOTAL  ASSETS                                                               8,634        8,175
                                                                           ------       ------
LIABILITIES

CURRENT  LIABILITIES:
  Accounts payable                                                          1,390        1,027
  Other current liabilities                                                   639          504
                                                                           ------       ------
           Total current liabilities                                        2,029        1,531
                                                                           ------       ------
COMMITMENTS (See Note 4)

NET  ASSETS  ACQUIRED                                                      $6,605       $6,644
                                                                           ======       ======

See notes to financial statements.


LUCENT COMPUTER TELEPHONY PRODUCTS GROUP
(A BUSINESS UNIT OF OCTEL COMMUNICATIONS CORPORATION)

STATEMENTS OF NET SALES, COST OF SALES AND CERTAIN DIRECT OPERATING
EXPENSES (PREDECESSOR COST BASIS)
YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996 (IN THOUSANDS)
------------------------------------------------------------------------------------------------------

                                                                  1998           1997          1996

NET  SALES                                                       $30,842        $29,329       $27,245

COST  OF  SALES                                                   10,746         11,436        11,360
                                                                 -------        -------       -------
GROSS  PROFIT                                                     20,096         17,893        15,885

CERTAIN DIRECT  OPERATING  EXPENSES:
  Selling and marketing                                            7,252          6,237         6,348
  Research and development                                         5,588          3,901         2,897
  General and administrative                                       1,890          1,840         2,227
                                                                 -------        -------       -------
           Total certain direct operating expenses                14,730         11,978        11,472
                                                                 -------        -------       -------
EXCESS  OF  NET  SALES  OVER  COST  OF  SALES
  AND  CERTAIN  DIRECT  OPERATING  EXPENSES                      $ 5,366        $ 5,915       $ 4,413
                                                                 =======        =======       =======

See notes to financial statements.

LUCENT COMPUTER TELEPHONY PRODUCTS GROUP
(A BUSINESS UNIT OF OCTEL COMMUNICATIONS CORPORATION)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996
--------------------------------------------------------------------------------

1.    ORGANIZATION  AND  BASIS  OF  PRESENTATION

      Pursuant to an Asset Purchase Agreement dated December 17, 1998 ("the Agreement") between Brooktrout Technology, Inc. ("Brooktrout") and Octel Communications Corporation ("Octel"), Brooktrout acquired certain assets and assumed certain liabilities relating exclusively to the business operations of Lucent Computer Telephony Products Group ("CTP"), a business unit of Octel, for an aggregate purchase price of $30.5 million (including $1.1 million of business acquisition costs). Octel is a wholly-owned subsidiary of Lucent Technologies Inc. ("Lucent") and was acquired by Lucent effective September 30, 1997. Octel and Lucent are collectively referred to herein as the "Parent." Under the Agreement, Brooktrout acquired accounts receivable, inventories, property and equipment, and rights to certain contracts, tradenames and intellectual property and assumed liabilities related to trade payables and certain other obligations, including product warranties and marketing commitments. The Parent retained certain other assets and liabilities, including all accrued employee compensation obligations, debt obligations, and any obligations arising from claims or assessments, as defined. In addition, the Parent retained all income tax assets and liabilities, including deferred income taxes.

      CTP manufactures products that connect personal computers and local area networks with telephone networks and provides related technologies for the voice processing industry. CTP's operations are carried out from two facilities, located in California and the United Kingdom.

      The accompanying financial statements are derived from the historical accounting records of CTP and present, on a predecessor cost basis, the net assets acquired in accordance with the Agreement as of September 30, 1998 and 1997 and the statements of net sales, cost of sales and certain direct operating expenses for each of the three years in the period ended September 30, 1998 (collectively, the "Statements"), and are not intended to be a complete presentation of CTP's financial position, results of operations and cash flows. The historical operating results may not be indicative of the results after the acquisition by Brooktrout.

      The accompanying statements have been prepared on the predecessor cost basis of accounting. The predecessor cost basis does not reflect the push down to CTP of the purchase price allocation resulting from the acquisition of its parent, Octel, by Lucent in September 1997. In connection with the acquisition of Octel by Lucent, the Company was directed to record an allocation of purchase price to increase the value of its property and equipment by $667,000 (unaudited). The Company was not directed to record any other adjustments related to the acquisition of Octel, such as identifiable intangible assets, goodwill and acquired in-process research and development. The Company was not provided (and has been unable to obtain) documentation supporting the allocation of purchase price to the Company and, accordingly, the Company is not able to verify the appropriateness or completeness of such allocation. The adjustment has been excluded from the statements of net assets acquired and the related depreciation expense has been excluded from the statement of net sales, cost of sales and certain direct operating expenses for the year ended September 30, 1998.

      The statements of net sales, cost of sales and certain direct operating expenses include all net sales, costs of sales, and certain operating expenses directly attributable to CTP. Such statements do not include allocations by the Parent for general business and administrative efforts in support of CTP or certain income tax amounts. Such unaudited amounts excluded aggregated $301,000, $540,000 and $87,000 for the years ended September 30, 1998, 1997 and 1996, respectively. These items were excluded because the information needed to quantify their effects was not made available to the Company by Octel or Lucent and, accordingly, management does not believe that the appropriateness of such amounts is determinable.

2.    SIGNIFICANT  ACCOUNTING  POLICIES

      REVENUE RECOGNITION - Sales are recognized upon shipment. Provisions for warranty obligations are recorded concurrently with the recognition of sales.

      RESEARCH AND DEVELOPMENT - Research and development costs are expensed as incurred.

      CONCENTRATION OF CREDIT RISK - Financial instruments which potentially expose CTP to concentration of credit risk consist primarily of accounts receivable. CTP sells its products primarily to large organizations and generally does not require its customers to provide collateral or other security to support accounts receivable. CTP performs ongoing credit evaluations of its customers and maintains allowances for estimated possible losses.

      Sales to major customers, including sales to their direct contract manufacturers, as a percentage of net sales for the years ended September 30, were as follows: 1998, one customer represented 13%, 1997, two customers represented 13% and 11%, and 1996, three customers represented 13%, 11% and 10%.

      USE OF ESTIMATES - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Statements. Actual results could differ from those estimates.

      INVENTORIES - Inventories are determined by the lower of actual cost using the first-in, first-out method ("FIFO"), or market.

      PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets ranging from three to five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related assets.

      LONG-LIVED ASSETS - Long-lived assets are reviewed for impairment when events or circumstances indicate that the carrying amount of the long-lived asset may not be recoverable by comparing carrying value to net realizable value, determined based on estimated undiscounted cash flows over remaining useful lives. If impairment is indicated, the carrying amount of the asset is reduced to its estimated fair value.

3.    PROPERTY  AND  EQUIPMENT

      Property and equipment at September 30, consist of (in thousands):

                                                                    1998          1997

          Computers and equipment                                 $ 2,887       $ 2,575
          Office furnishings and fixtures                             566           560
          Leasehold improvements                                      669           669
                                                                  -------       -------
                                                                    4,122         3,804
          Less accumulated depreciation and amortization           (2,635)       (1,826)
                                                                  -------       -------
          Property and equipment, net                             $ 1,487       $ 1,978
                                                                  =======       =======

      Depreciation and amortization expense was $809,000, $818,000 and $560,000 for the years ended September 30, 1998, 1997 and 1996, respectively.

4.    LEASES

      The Company leases certain facilities under operating leases. Total rental expense for the years ended September 30, 1998, 1997 and 1996 was approximately $598,000, $596,000 and $418,000, respectively. Minimum future rental commitments under operating leases having noncancelable lease terms in excess of one year aggregated $1,130,000 as of September 30, 1998 and are payable as follows: 1999, $509,000; 2000, $462,000; and
      2001, $195,000.

5.    TRANSACTIONS  WITH  RELATED  PARTIES

      During 1998, net sales to the Parent were $1,360,000. During 1997 and 1996, net sales to Octel were $757,000 and $797,000, respectively. At September 30, 1998, accounts receivable include $473,000 due from the Parent related to product sales.

                                    * * * * *

                           BROOKTROUT TECHNOLOGY, INC
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma condensed consolidated financial statements (the "Pro Forma Financial Statements") are based on historical financial statements of the Registrant and the CTP Business and have been prepared to illustrate the effects of the Acquisition.

The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 1997 for the nine months ended September 30, 1998 give effect to the Acquisition as if the transaction had been completed as of January 1, 1997. Such statements do not include the effect of the $9.8 million nonrecurring charge for in-process research and development that has not reached technological feasibility and does not have alternative future uses. The unaudited pro forma condensed consolidated balance sheet as of September 30, 1998 gives effect to the Acquisition as if the transaction had been completed as of that date. The Proforma Financial Statements do not include certain additional expenses relating to general business and administrative efforts that may be incurred by Brooktrout in providing services to the CTP business which were previously provided by Lucent.

The Acquisition will be accounted for using the purchase method of accounting. The total purchase price will be allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the Pro Forma Financial Statements is preliminary and is subject to adjustment, upon the receipt of, among other things, certain appraisals of the acquired assets and liabilities.

The Pro Forma Financial Statements do not purport to present the actual financial position or results of operations that would have occurred had the transactions and events reflected therein in fact occurred on the dates specified, nor do they purport to be indicative of the results of operations or financial condition that may be achieved in the future. The Pro Forma Financial Statements are based on certain assumptions and adjustments described in the notes hereto and should be read in conjunction therewith.

                           BROOKTROUT TECHNOLOGY, INC
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                             (amounts in thousands)

                                                            REGISTRANT          CTP BUSINESS
                                                         HISTORICAL AS OF     HISTORICAL AS OF
                                                        SEPTEMBER 30, 1998   SEPTEMBER 30, 1998      ADJUSTMENTS         PRO FORMA
                     ASSETS
Current assets:
 Cash and equivalents                                         27,952                   -              (27,952) (a)              -
 Marketable securities                                        12,431                   -               (1,448)             10,983
 Accounts receivable (less allowance for
  doubtful accounts of $2,313 and $1,164 in
  1998 and 1997, respectively)                                12,869               4,312                                   17,181
 Inventory                                                     8,311               2,623                  206  (b)(a)      11,140
 Deferred tax assets                                           2,649                                                        2,649
 Prepaid expenses                                                726                 212                    -                 938
                                                              ------               -----               ------              ------
      Total current assets                                    64,938               7,147              (29,194)             42,891

Equipment and furniture:
 Computer equipment                                            7,557               1,539                 (415) (e)(a)       8,681
 Furniture and office equipment                                5,879                 774                 (399) (e)(a)       6,254
                                                              ------               -----               ------              ------
 Total                                                        13,436               2,313                 (814)             14,935

 Less accumulated depreciation and
      amortization                                            (5,454)               (826)                   -              (6,280)
                                                              ------               -----               ------              ------
Equipment and furniture -- net                                 7,982               1,487                 (814)              8,655
 Deferred tax assets                                           1,178                   -                3,719  (f)(a)       4,897
 Developed Technology                                              -                   -               12,157  (c)(a)      12,157
 Other Intangible Assets                                           -                   -                2,553  (g)(a)       2,553
Investments and other assets                                     796                   -                    -                 796
                                                              ------               -----               ------              ------
     Total                                                    74,894               8,634              (11,579)             71,949
                                                              ======               =====               ======              ======

          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and other accruals                          13,174               2,017                1,148  (a)         16,339
 Accrued compensation and commissions                          3,296                   -                    -               3,296
 Customer deposits                                               379                   -                    -                 379
 Accrued warranty costs                                        1,052                  12                    -               1,064
 Accrued income taxes                                            621                   -                    -                 621
                                                              ------               -----               ------              ------

      Total current liabilities                               18,522               2,029                1,148              21,699

Deferred rent                                                    347                   -                    -                 347

Commitments and contingencies                                      -                   -                    -

Stockholders' equity:
 Preferred stock, $1.00 par value; authorized
  100 shares; Issued and outstanding, none                         -                   -                    -
 Common stock, $.01 par value; authorized
  25,000 shares; issued and outstanding,
  10,828 and 10,741 in 1998 and 1997,
  respectively                                                   108                   -                    -                 108
 Additional paid-in capital                                   32,337                   -                    -              32,337
 Unrealized (losses) on marketable securities                   (244)                  -                    -                (244)
 Currency translation adjustment                                   -
 Retained earnings                                            23,824                   -               (6,122) (d)(a)      17,702
 Net Assets Acquired                                                               6,605               (6,605) (a)              -
                                                              ------               -----               ------              ------

      Total stockholders' equity                              56,025               6,605              (12,727)             49,903
                                                              ======               =====               ======              ======

           Total                                              74,894              (8,634)             (11,579)             71,949
                                                              ======               =====               ======              ======


                           BROOKTROUT TECHNOLOGY, INC
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                 (amounts in thousands, except per share data)

                                                         REGISTRANT              CTP BUSINESS
                                                     HISTORICAL FOR THE       HISTORICAL FOR THE
                                                    TWELVE MONTHS ENDED       TWELVE MONTHS ENDED          PRO FORMA
                                                     DECEMBER 31, 1997        SEPTEMBER 30, 1997          ADJUSTMENTS    PRO FORMA

Revenue                                                   72,192                     29,329                 (854)  (1)    100,667

 Costs and expenses:

   Cost of product sold                                   32,381                     11,436                  568 (1)(2)(3) 44,385


   Research and development                               13,627                      3,901                    -           17,528

   Purchased research and development                      3,746                          -                    -            3,746

   Selling, general and administrative                    19,970                      8,105                  296  (4)      28,371

   Merger related charges                                      -                          -                    -                -

 Income (loss) from operations                             2,468                      5,887               (1,718)           6,637

 Other income (expense):

   Interest/other income                                   1,688                         28               (1,425)             291

   Interest expense                                         (11)                          -                   (3)             (14)

      Total other income                                   1,677                         28                    -            1,705

Income before income tax provision (benefit)               4,145                      5,915               (3,146)           6,914

Income tax provision (benefit)                             1,494                          -                1,053  (5)       2,547

Net income                                                 2,651                      5,915               (4,199)           4,367

Basic income per common share:

  Net income                                                0.25                                                             0.41

  Shares for basic                                        10,702                                                           10,702

Diluted income per common share:

  Net income                                                0.23                                                             0.39

  Shares for diluted                                      11,300                                                           11,300


                           BROOKTROUT TECHNOLOGY, INC
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                                                      REGISTRANT             CTP BUSINESS
                                                   HISTORICAL AS OF        HISTORICAL AS OF
                                                  SEPTEMBER 30, 1998        JUNE 30, 1998            ADJUSTMENTS        PRO FORMA

Revenue                                                 75,526                  22,386                  (508) (1)         97,404

 Costs and expenses:

   Cost of product sold                                 31,404                   8,748                   610 (1)(2)(3)    40,762



   Research and development                             15,744                   4,840                     -              20,584

   Purchased research and development (1                     -                       -                     -                   -

   Selling, general and administrative                  21,201                   5,506                   222  (4)         26,929

   Merger related charges                                    -                       -                     -                   -

 Income (loss) from operations                           7,177                   3,292                (1,340)              9,129

 Other income (expense):

   Interest/other income                                 1,498                      84                (1,191)                391

   Interest expense                                          -                       -                     -                   -

      Total other income                                 1,498                      84                     -               1,582

Income before income tax provision (benefit              8,675                   3,376                (2,531)              9,520

Income tax provision (benefit                            3,210                       -                   321  (5)          3,531

Net income                                               5,465                   3,376                (2,852)              5,989

Basic income per common share:

  Net income                                              0.51                                                              0.56

  Shares for basic                                      10,774                                                            10,774

Diluted income per common share:

  Net income                                              0.48                                                              0.52

  Shares for diluted                                    11,482                                                            11,482

  Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(a) The purchase price of the acquisition of the CTP Business is computed as follows:

    Cash.............................................................29,400,000
    Buyer transaction expenses........................................1,148,000
                                                                    -----------
    TOTAL...........................................................$30,548,000
                                                                    ===========

    The purchase price is expected to be allocated as follows:

    Current assets...................................................$6,446,000
    Liabilities assumed..............................................(1,656,000)
    Equipment and Other...............................................1,262,000
    In-process technology.............................................9,786,000
    Customer Base.....................................................1,276,000
    Trademark...........................................................304,000
    Existing technology..............................................12,157,000
    In Place Workforce..................................................973,000
                                                                    -----------
    TOTAL...........................................................$30,548,000
                                                                    ===========

    The allocation of the purchase price among identifiable intangible assets was based on a preliminary independent appraisal of the fair value of those assets. Such appraisal allocated $9.8 million to purchased in-process research and development. The $9.8 million was expensed in the fourth quarter of 1998 upon closing as the technology has not yet reached technological feasibility and does not have alternative future uses. The unaudited pro forma condensed combined statements of income do not include this one-time charge for purchased in-process technology as it represents a material nonrecurring charge in accordance with the rules for the preparation of pro forma financial statements.

(b) Represents the step-up in basis relating to finished goods inventory to record such inventory at its fair value at the date of the acquisition.
(c) Reflects allocation of purchase price to existing technology.
(d) Reflects one-time charge for purchased in-process technology.
(e) Reflects allocation of purchase price to fixed assets.
(f) Reflects the deferred tax asset associated with the one-time charge for purchased in-process technology.
(g) Reflects allocation of purchase price to customer base, trademarks and in-place workforce.

(1) Represents the elimination of intercompany sales and related cost of sales.
(2) Represents the additional cost of sales associated with the step-up in inventory recorded as part of the acquisition in the amount of $206..
(3) Represents the amortization associated with the existing technology in the amount of $1,216 and $912 for the twelve months ended December 31, 1997 and the nine months ended September 30, 1998, respectively which are being amortized over their estimated useful lives of 10 years.
(4) Represents the amortization of other identifiable intangibles over their estimated useful lives.
(5) Represents a pro forma income tax based on a statutory rate of 38%.